EXHIBIT 21.1

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION/ORGANIZATION
Abel Equipos, S.A	Spain
Abel Pumps, L.P.	Delaware
Abel Pumpen GmbH	Germany
Abel GmbH & Co KG	Germany
Acton Research Corporation	Delaware
Ai Cambridge Ltd.	United Kingdom
Amtech Systems Corporation	Delaware
Amtech Systems (Hong Kong), Ltd.	Hong Kong
Amtech World Corporation	Delaware
Amot Controls Corporation	Delaware
Amot Controls Ltd.	United Kingdom
Amot/Metrix Investment Company	Delaware
Amot Controls GmbH	Germany
Antek Instruments GmbH	Germany
CCC Services, Inc.	Delaware
Civco Holding, Inc.	Delaware
Compressor Controls B.V	Netherlands
Compressor Controls Corporation S.r.l	Italy
Compressor Controls Corporation (an Iowa Corp)	Iowa
Compressor Controls Corporation (a Delaware
Corporation) d/b/a in Iowa as Compressor
Controls - CIS/EE)	Delaware
Cornell Pump Company	Delaware
DAP Technologies Corp.	Delaware
DAP Technologies Limited	United Kingdom
DAP Technologies, Ltd.	Canada
DAP Technologies SARL	France
Fluid Metering, Inc.	Delaware
FTI Flow Technology, Inc.	Delaware
Gatan, Inc.	Pennsylvania
Gatan Service Corporation	Pennsylvania
Gatan GmbH	Germany
Hansen Technologies Corporation	Illinois
Hansen Technologies Europe GmbH	Germany
Inovonics Corporation	Colorado
Integrated Designs L.P.	Delaware
ISL Holdings, S.A.S	France
ISL Investissement SARL	France
ISL Scientifique de Laboratoire - ISL, S.A.S	France
K/S Roper Finance	Denmark
Logitech Limited	United Kingdom
Marumoto Struers KK	Japan
Media Cybernetics Inc.	Delaware
MedTech	Iowa
Metrix Instrument Co., L.P.	Delaware
Neptune Technology Group Inc.	Delaware
Neptune Technology Group (Canada) Ltd.	Canada
Neptune Technology Group Servicios S.de R.L. de C.V. Mexico
Neptune Technology Group Mexico S.de R.L. de C.V	Mexico
Nippon Roper K.K	Japan
Optical Insights, LLC	Arizona
PAC Denmark ApS	Denmark
PAC GmbH	Germany
Petroleum Analyzer Company LP	Delaware
Princeton Instruments Limited	United Kingdom
Qualitek Leaktest Ltd.	United Kingdom
Quantitative Imaging Corp.	Canada
Redlake MASD, LLC	Delaware
RI Insurance Limited	Bermuda
Roper Scientific SARL	France
Roper Canada Holdings, Inc.	Canada
Roper Canada Partners Inc.	Canada
Roper Capital Deutschland GmbH	Germany
Roper Engineering s.r.o	Czechoslovakia
Roper Fundings KG	Germany
Roper Georgia, Inc.	Delaware
Roper Marketing India Private Ltd.	India
Roper Industries Deutschland GmbH	Germany
Roper Holdings, Inc.	Delaware
Roper Holdings, Limited	United Kingdom
Roper Industrial Products Investment Company	Iowa
Roper Industries B.V	Netherlands
Roper Industries Denmark ApS	Denmark
Roper Industries (Europe) Limited	United Kingdom
Roper Industries Limited	United Kingdom
Roper Industries Manufacturing (Shanghai) Co. Ltd.	Shanghai
Roper International Products, LTD	Virgin Islands
Roper Luxenbourg S.a.r.l	Luxembourg
Roper Mex, L.P.	Delaware
Roper OOO	Russia
Roper Pump Company	Delaware
Roper Pump Europe GmbH	Germany
Roper Scientific B.V	Netherlands
Roper Scientific, Inc.	Delaware
Roper Scientific GmbH	Germany
Roper Scientific SAS	France
Roper Southeast Asia LLC	Delaware
Ropintassco Holdings, L.P.	Delaware
Ropintassco 1, LLC	Delaware
Ropintassco 2, LLC	Delaware
Ropintassco 3, LLC	Delaware
Ropintassco 4, LLC	Delaware
Ropintassco 5, LLC	Delaware
Ropintassco 6, LLC	Delaware
Ropintassco 7, LLC	Delaware
Struers A/S	Denmark
Struers GmbH	Germany
Struers Inc.	Delaware
Struers Limited	United Kingdom
Struers S.A.S	France
Struers (Shanghai) Trading Co., Ltd.	China
TC License Ltd.	Bermuda
TLP Holdings, LLC	Delaware
TransCore Atlantic, Inc.	Delaware
TransCore Commercial Services, Inc.	Delaware
TransCore Credit Corporation	Delaware
TransCore CNUS, Inc.	Delaware
TransCore, LP	Delaware